UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported: May 11, 2006)
AMERUS GROUP CO.
(Exact Name of Registrant as Specified in its Charter)

IOWA	001-15166	42-1458424

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

699 WALNUT STREET DES MOINES, IOWA	50309-3948

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (515) 362-3600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On May 11, 2006, AmerUs Group Co. (the “Company”) entered into a remarketing agreement (“Agreement”) with U.S. Bank National Association (as successor to Wachovia Bank, National Association), Citigroup Global Markets Inc. (“Citigroup”) and Goldman, Sachs & Co. (“GS”). Subject to the terms of the Agreement, Citigroup and GS (“Remarketing Agents”) agreed to remarket the Company’s 5.50% Senior Notes initially due 2008 (the “Senior Notes”) originally issued as components of the Company’s Income Prides issued on May 28, 2003 (“Income Prides”) on behalf of the holders thereof. Citigroup was also appointed to act as reset agent to determine, in consultation with the Company, the reset rate applicable to the remarketed Senior Notes in accordance with the terms of the Company’s Income Prides. In consideration for their services in connection with a successful remarketing of the Senior Notes, the Remarketing Agents may deduct from the proceeds of the remarketed Senior Notes an amount representing 60 basis points of the aggregate principal amount of the remarketed Senior Notes. The Agreement contains customary representations, warranties and covenants that are valid as between the parties and as of the date of entering into the Agreement and they are not factual information to investors about the Company. Investors are advised to review the Company’s filings with the Securities and Exchange Commission.
     For a complete description of the terms and conditions of the Agreement, see the Agreement, which is incorporated herein by reference and attached to this Current Report on Form 8-K as Exhibit 99.1.

ITEM 9.01 (c). EXHIBITS
99.1.	Remarketing Agreement among AmerUs Group Co., U.S. Bank National Association (as successor to Wachovia Bank, National Association), Citigroup Global Markets Inc. (“Citigroup”) and Goldman, Sachs & Co. (“GS”)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERUS GROUP CO.

By:	/s/ Melinda S. Urion

Melinda S. Urion
Executive Vice President,
Chief Financial Officer and
Treasurer
Dated: May 15, 2006

EXHIBIT INDEX

Exhibit No.	Description
99.1.	Remarketing Agreement among AmerUs Group Co., U.S. Bank National Association (as successor to Wachovia Bank, National Association), Citigroup Global Markets Inc. (“Citigroup”) and Goldman, Sachs & Co. (“GS”)